UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700

Houston, Texas  77002

(Address of principal executive offices, including zip code)

(281) 408-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 10, 2014, Eagle Rock Energy Partners, L.P. (the “Partnership”) entered into the Fifth Amendment to its Amended and Restated Credit Agreement (as amended, the “Amended Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent and swingline lender, Bank of America, N.A. and The Royal Bank of Scotland plc, as co-syndication agents and the other lenders who are parties to the Amended Credit Agreement.  The Amended Credit Agreement amends the Partnership’s existing credit agreement, entered into on June 22, 2011 (as previously amended, the “Prior Credit Agreement”) among the Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Amended Credit Agreement matures in October of 2019, extended from the maturity date of June 2016 in the Prior Credit Agreement. The Amended Credit Agreement changed the Prior Credit Agreement to a more traditional reserve-based facility for a pure-play upstream MLP, and includes revised covenants and improved fee pricing, without limitation, as follows:

•                  Total Leverage Ratio (as defined in the Amended Credit Agreement) may not exceed, as of any fiscal quarter-end, 4.0x LTM EBITDA (which increases to 4.5x LTM EBITDA for the two fiscal periods following an acquisition above $50mm);

•                  Current Ratio (as defined in the Amended Credit Agreement)  of no less than 1.0x as of any fiscal quarter-end;

•                  removed the Senior Secured Leverage Ratio covenant (as defined in the Amended Credit Agreement);

•                  removed the Interest Coverage Ratio covenant (as defined in the Amended Credit Agreement);

•                  improved fee pricing by 25 basis points on all tranches except the Commitment Fee, which remains largely the same; and

•                  removed concepts in the Prior Credit Facility that were midstream-specific.

The credit facility under the Amended Credit Agreement now consists of aggregate initial commitments of $320 million that may, at the Partnership’s request and subject to the terms and conditions of the Amended Credit Agreement, be increased up to $1.2 billion.  Availability under the credit facility is subject to a borrowing base that is determined semi-annually (on April 1st and October 1st of each year), and the Partnership and the lenders under the Amended Credit Agreement each may request one additional redetermination between scheduled determinations. The first scheduled redetermination is April 1, 2015.

The borrowing base is the loan value of the proved oil and gas reserves of the Partnership and its subsidiaries as determined by the lenders party to the Amended Credit Agreement.  Pro forma adjustments to the borrowing base, and thus total availability under the credit facility, are made upon the occurrence of certain events including material acquisitions and dispositions.  The initial borrowing base is $320 million.

In general, interest will accrue on the credit facility, at the Partnership’s election, at either (a) LIBOR plus a margin ranging from 1.5% to 2.5% or (b) the base rate plus a margin ranging from 0.5% to 1.5%. The applicable margin is determined based on the utilization of the then existing borrowing base.  The credit facility under the Amended Credit Agreement may be prepaid, without any premium or penalty, at any time.  The base rate is generally the highest of the federal funds rate plus 0.5%, the prime rate as announced from time to time by the Administrative Agent, or daily LIBOR for a term of one month plus 1.0%.

The obligations under the Amended Credit Agreement are secured by first priority liens on substantially all of the Partnership’s material assets, including a pledge of all of the equity interests of each of the Partnership’s material subsidiaries, but excluding the equity interests in Regency Energy Partners, L.P. owned by Borrower and sale proceeds thereof.

The Amended Credit Agreement requires the Partnership and certain of its subsidiaries to bring down certain representations and warranties that are customary for credit facilities of this type with each borrowing.  The Amended Credit Agreement also contains affirmative and negative covenants that are customary for credit facilities of this type.  The covenants in the Amended Credit Agreement include, without limitation, delivery of financial statements and other financial information, notice of defaults and certain other matters, payment of obligations, compliance with laws, maintenance of books and records, certain inspection rights, execution of guarantees by material subsidiaries, further assurances, operation and maintenance of properties, limitations on liens, limitations on investments, limitations on hedging agreements, limitations on indebtedness, limitations on dispositions of properties, limitations on restricted payments, distributions and redemptions, limitations on changes in the nature of business, limitations on use of proceeds, limitations on transactions with affiliates, limitations on mergers, limitations on issuances of equity interests by guarantors, and compliance with financial covenants.

The Amended Credit Agreement also provides for certain events of default with customary grace periods, including, without limitation, failure to pay any principal or interest when due, failure to comply with the covenants, any representation or warranty made by the Partnership proving to be false in any material respect, certain bankruptcy, insolvency or receivership events affecting the Partnership or its subsidiaries, defaults relating to other indebtedness, imposition of certain judgments, and a change in control of the Partnership.

The foregoing description of the Amended Credit Agreement is a general description only and is qualified in its entirety by reference to the Fifth Amendment and the Amended Credit Agreement attached as Exhibit A thereto, a copy of which is attached hereto as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Amended Credit Agreement is hereby incorporated into this Item 2.03 by reference.

Item 7.01                                           Regulation FD Disclosure.

On October 14, 2014 the Partnership issued a press release announcing that it had entered into the Amended Credit Agreement, as described above in Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 includes “forward-looking statements.” All statements, other than statements of historical facts, included in this Item 7.01 that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on certain assumptions made by the Partnership in reliance on its experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believes are appropriate under the circumstances. Such statements are inherently uncertain and are subject to a number of risks, many of which are beyond the Partnership’s control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statement.

The Partnership undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. For a detailed list of the Partnership’s risk factors and other cautionary statements including without limitation risks related to volatility of commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of the Partnership’s hedging activities; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership’s ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies, please consult the Partnership’s Form 10-K, filed with the SEC for the year ended December 31, 2013, and the Partnership’s Forms 10-Q, filed with the SEC for subsequent quarters, as well as any other public filings and press releases.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibits are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Fifth Amendment to Amended and Restated Credit Agreement, dated as of October 10, 2014, among Eagle Rock Energy Partners, L.P., as borrower, Wells Fargo Bank, National Association, as administrative agent and swingline lender, Bank of America, N.A. and The Royal Bank of Scotland plc, as co-syndication agents and the lenders party thereto.

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated October 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: October 14, 2014	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1

Fifth Amendment to Amended and Restated Credit Agreement, dated as of October 10, 2014, among Eagle Rock Energy Partners, L.P., as borrower, Wells Fargo Bank, National Association, as administrative agent and swingline lender, Bank of America, N.A. and The Royal Bank of Scotland plc, as co-syndication agents and the lenders party thereto.

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated October 14, 2014.